Exhibit 10.1

Execution Version

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is made and entered into as of June 13, 2022, by and among John C. Malone (“Dr. Malone”), the John C. Malone 1995 Revocable Trust U/A DTD 3/6/1995 (the “Trust”) and Liberty Broadband Corporation, a Delaware corporation (the “Company”).

In consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Definitions.

“Accretive Event” means any event resulting in (i) a reduction of the Outstanding Votes, whether by repurchase, redemption or conversion of Voting Securities (including any conversion of shares of Series B Common Stock into shares of Series A Common Stock) or otherwise or (ii) Dr. Malone’s beneficial ownership of Voting Securities increasing, in either case, without duplication and immediately following which, and after taking into account any concurrent or substantially concurrent other event resulting in (a) the effects described in clauses (i) or (ii) above, (b) the effects described in clause (i) or (ii) of the definition of Dilutive Event or (c) a Fundamental Event, the Malone Voting Power would be greater than 0.5% plus the Target Voting Power at such time.

“Accretive Event Notice” has the meaning set forth in Section 3(a).

“Action” means any claim, audit, action, suit, proceeding, arbitration, mediation or investigation by or before any Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person, for so long as such Person remains so affiliated to the specified Person. For purposes of this definition, and for the avoidance of doubt, natural persons shall not be deemed to be Affiliates of each other.

“Agreement” has the meaning set forth in the preamble.

“Available Series B Shares” means, at the time of any determination thereof, a number of shares of Series B Common Stock equal to (x) the aggregate number of Reverse Exchange Shares delivered to the Company at any one or more Reverse Exchange Closings occurring prior to such time of determination, minus (y) the aggregate number of shares of Series B Common Stock delivered to Dr. Malone or the Trust or a Proposed Transferee at any one or more Dilutive Event Exchange Closings or Fundamental Event Exchange Closings occurring prior to such time of determination. For the avoidance of doubt, there are no Available Series B Shares as of the date of this Agreement.

“beneficial owner”, “beneficial ownership” and “beneficially owns” have the meanings given to such terms in Rule 13d-3 under the Exchange Act, and beneficial ownership of capital stock or any other equity security which is then entitled to vote generally in the election of directors shall be calculated in accordance with the provisions of such Rule; provided, however, that, for purposes of determining beneficial ownership, (a) in respect of Dr. Malone or any Proposed Transferee, such Person shall be deemed to be the beneficial owner of any Equity that may be acquired by such Person (disregarding any conditions or legal impediments to such acquisition), whether within sixty (60) days or thereafter, upon the conversion, exchange or exercise of any warrants, options, rights or other securities or pursuant to any other contractual right, (b) notwithstanding clause (a), none of Dr. Malone or any Proposed Transferee shall be deemed to beneficially own any Available Series B Shares unless and until Dr. Malone or such Proposed Transferee, as applicable, acquires such shares at an Exchange Closing pursuant to the terms of this Agreement, and Dr. Malone will cease to beneficially own any shares of Series B Common Stock upon delivery of such shares to the Company at any Reverse Exchange Closing, (c) notwithstanding clause (a), Dr. Malone shall not be deemed to beneficially own any shares of Series A Common Stock into which any shares of Series B Common Stock beneficially owned by Dr. Malone may be converted pursuant to the Company Charter, (d) Dr. Malone shall not be deemed to beneficially own any Equity solely as a result of Dr. Malone’s execution of this Agreement or Dr. Malone’s filing of any reports, forms or schedules with the SEC or other Governmental Authority in connection with any of the matters contemplated hereby, (e) Dr. Malone and any Proposed Transferee shall be deemed, respectively, to beneficially own any Voting Securities beneficially owned by any respective Controlled Affiliate of such Person, and (f) notwithstanding clause (b) above, a Proposed Transferee shall be deemed to beneficially own, any Available Series B Shares that would be the subject of any Successor Exchange Agreement.

“Board” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means any or all Common Stock of the Company designated as such in the Company Charter.

“Company” has the meaning set forth in the preamble.

“Company Bylaws” means the Amended and Restated Bylaws of the Company, as amended from time to time.

“Company Charter” means the Restated Certificate of Incorporation of the Company, as amended from time to time, and the Certificate of Designations of Series A Cumulative Redeemable Preferred Stock of the Company, as amended from time to time.

“Company Exchange Shares” means (i) any shares of Series C Common Stock issued and/or delivered in a Reverse Exchange and (ii) any Available Series B Shares issued and/or delivered in a Dilutive Event Exchange or Fundamental Event Exchange.

“Company Rescission Shares” shall have the meaning set forth in Section 6(b).

“Competition Law” means any Law that is designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or lessening of competition through merger or acquisition or restraint of trade.

“Controlled Affiliate” means with respect to any Person, any other Person (other than an individual) controlled by such Person. For the purpose of this definition, the term “control” (including, with a correlative meaning, the term “controlled by”), as used with respect to any Person, means (i) beneficial ownership, directly or indirectly, of securities of any Person that represent more than 50% of the vote in the election of directors (or equivalent), (ii) otherwise being entitled to nominate or designate, directly or indirectly, a majority of the directors (or equivalent) or (iii) in the case of a limited partnership or limited liability company, being a general partner or managing member and having the power to direct the policies, management and affairs of such entity.

“Delaware Courts” has the meaning set forth in Section 14.

“Dilutive Event” means any event resulting in (i) an increase of the Outstanding Votes, whether upon the exercise of stock options, conversion of any convertible security, issuance of capital stock or otherwise, or (ii) Dr. Malone’s beneficial ownership of Voting Securities decreasing, immediately following which, and after taking into account any concurrent or substantially concurrent other event resulting in (a) the effects described in clauses (i) or (ii)  above, (b) the effects described in clauses (i) or (ii) of the definition of Accretive Event, or (c) a Fundamental Event, the Malone Voting Power would be less than the Target Voting Power minus 0.5% at such time.

“Dilutive Event Exchange” has the meaning set forth in Section 2(d)(iii).

“Dilutive Event Exchange Closing” has the meaning set forth in Section 2(b).

“Dilutive Event Notice” has the meaning set forth in Section 2(a).

“Dr. Malone” has the meaning set forth in the preamble.

“Encumbrance” means any mortgage, deed of trust, lien (statutory, contractual or otherwise), pledge, hypothecation, charge, title retention device, title defect, assignment, adverse claim, encumbrance, option, right of first refusal or first offer, preemptive right or security interest of any kind or nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Equity” means any and all shares of capital stock and other equity securities issuable upon the conversion, exercise or exchange of securities.

“Exchange” means a Dilutive Event Exchange, a Reverse Exchange, or a Fundamental Event Exchange.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Closing” means a Dilutive Event Exchange Closing, a Reverse Exchange Closing, or a Fundamental Event Exchange Closing.

“Exchange Event” means a Dilutive Event, an Accretive Event or a Fundamental Event.

“Excluded Shares” means all shares of Series B Common Stock that are beneficially owned by Dr. Malone but are held by foundations, trusts, or other entities with respect to which neither Dr. Malone nor the Proposed Transferee has the power or right to direct or control the Transfer of such shares of Series B Common Stock.

“Family Member” means a descendant of a parent of either John C. Malone or Leslie A. Malone, or any trust whose sole beneficiaries are one or more descendants of a parent of either John C. Malone or Leslie A. Malone and, in the case of a charitable remainder trust, a charitable beneficiary.

“Fundamental Event” means any combination, consolidation, merger, exchange offer, split-off, spin-off, rights offering or stock dividend, in each case, as a result of which holders of Series B Common Stock are entitled to receive securities of the Company, securities of another Person, property or cash, or a combination thereof.

“Fundamental Event Exchange” has the meaning set forth in Section 4(a)(ii).

“Fundamental Event Exchange Closing” has the meaning set forth in Section 4(a)(ii).

“Governmental Authority” means any supranational, national, federal, state, county, local or municipal government, or other political subdivision thereof, or any court, tribunal or arbitral body and any entity exercising executive, legislative, judicial, regulatory, taxing, administrative, prosecutorial or arbitral functions of or pertaining to government, domestic or foreign; provided, that such term shall not include any stock exchange or listing company.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.

“Independent Director” means a member of the Board who (i) qualifies as an “Independent Director” as defined in the NASDAQ Marketplace Rules or who qualifies as “independent” under the applicable rules and regulations of any other national securities exchange on which the Common Stock is publicly traded on or after the date hereof and (ii) is independent for purposes of Delaware law (as determined in good faith by the Board) from Dr. Malone and, in connection with approval of a Successor Exchange Agreement, from any counterparties to a Successor Exchange Agreement.

“Law” means all foreign, federal, state, provincial, local or municipal laws (including common law), statutes, ordinances, regulations and rules of any Governmental Authority, and all Orders.

“Malone Rescission Shares” shall have the meaning set forth in Section 5(b).

“Malone Series C Exchangeable Shares” means the shares of Series C Common Stock that have been delivered to Dr. Malone or the Trust or a Proposed Transferee at any one or more Reverse Exchange Closings, less the shares of Series C Common Stock that have been delivered to the Company at any one or more Dilutive Event Exchange Closings or Fundamental Event Exchange Closings. For the avoidance of doubt, there are no Malone Series C Exchangeable Shares as of the date of this Agreement.

“Malone Voting Power” means, at the time of any determination thereof, the aggregate voting power of the Voting Securities of the Company with respect to which Dr. Malone has beneficial ownership as a percentage of the voting power of all outstanding Voting Securities of the Company.

“Order” means any judgment, order, writ, award, preliminary or permanent injunction or decree of any Governmental Authority.

“Outstanding Votes” means, at the time of any determination thereof, the total number of votes that may be cast by the holders of the outstanding Voting Securities in their capacity as such at any meeting of stockholders of the Company at which matters generally voted on by the holders of Voting Securities are to be considered.

“Permitted Encumbrance” means (i) any Encumbrance under this Agreement (including, without limitation, pursuant to Section 5 hereof), and (ii) any restrictions on Transfer arising under securities Laws of general applicability.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any group (as “group” is used in Section 13(d) of the Exchange Act) comprised of two (2) or more of the foregoing.

“Preferred Stock” means the Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Company.

“Proposed Transferee” means any Family Member or group of Family Members (as “group” is used in Section 13(d) of the Exchange Act) to whom Dr. Malone (or his executors, administrators or testamentary trustees) or the Trust proposes to Transfer (or does Transfer) Voting Securities.

“Rescission” has the meaning set forth in Section 5(a).

“Rescission Exchange” has the meaning set forth in Section 8.

“Reverse Exchange” has the meaning set forth in Section 3(c)(iii).

“Reverse Exchange Closing” has the meaning set forth in Section 3(b).

“Reverse Exchange Shares” has the meaning set forth in Section 3(c)(i).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Common Stock” means the Series A common stock, par value $0.01 per share, of the Company.

“Series B Common Stock” means the Series B common stock, par value $0.01 per share, of the Company.

“Series C Common Stock” means the Series C common stock, par value $0.01 per share, of the Company.

“Special Committee” means any committee of the Board consisting solely of Independent Directors.

“Successor Exchange Agreement” means an exchange agreement between the Company and one or more Proposed Transferees, in substantially the form of this Agreement (as determined in good faith by a Special Committee or a majority of the Independent Directors) with such modifications as are reasonably necessary such that if, as of the time of execution of such exchange agreement, such Proposed Transferee’s beneficial ownership of Voting Securities as a percentage of the voting power of all outstanding Voting Securities is (or would be, after taking into account the proposed Transfer) greater than the Target Voting Power, such Person agrees to transfer shares of Series B Common Stock to the Company in exchange for shares of Series C Common Stock on a one-to-one basis so that such Person’s beneficial ownership as a percentage of the voting power of all outstanding Voting Securities does not exceed by more than 0.5% the Target Voting Power; provided that such transfer requirement may be satisfied, with respect to any Available Series B Shares subject of such Successor Exchange Agreement, by execution of such Successor Exchange Agreement.

“Surviving Company” means the entity whose securities are received by Dr. Malone or the Trust in a Fundamental Event.

“Target Voting Power” means 49.0%.

“Tax” or “Taxes” means (a) any and all federal, state, local and foreign taxes and other assessments, governmental charges, duties, fees, levies and liabilities in the nature of a tax, including gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, escheat, employment, excise and property taxes and (b) all interest, penalties and additions imposed with respect to such amounts in clause (a).

“Tax Return” means a report, return, certificate, form or similar statement or document, including any amendment thereof or any attachment thereto, supplied to or filed with or required to be supplied to or filed with a Governmental Authority in connection with the determination, assessment or collection of any Tax, including an information return, claim for refund, amended return or declaration of estimated Tax.

“Transfer” means a sale, transfer or disposition of beneficial ownership, directly or indirectly, whether by operation of law or otherwise; provided, however, the granting of any proxy or the agreement to vote any Voting Securities, in each case in connection with a Fundamental Event, will not be deemed a Transfer of beneficial ownership of the underlying shares.

“Trust” has the meaning set forth in the preamble.

“Voting Securities” shall (i) with respect to the Company, have the meaning set forth in the Company Charter, together with any shares of a new class or series of capital stock of the Company issued after the date hereof which by the terms of any amendment to the Company Charter (including through the effectiveness of a Preferred Stock Designation (as defined in the Company Charter)) is designated as a Voting Security and (ii) with respect to a Surviving Company, mean stock of any class or series entitled to vote generally in the election of directors (or, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity).

2.	Exchange Upon Dilutive Events.

(a)	If the Company proposes to consummate any Dilutive Event or receives notice of any occurrence, event or fact that would reasonably be expected to cause, or has caused, a Dilutive Event and, in each case, the number of Available Series B Shares at the time of such Dilutive Event is a positive number, the Company shall provide prompt written notice to Dr. Malone (a “Dilutive Event Notice”), specifying, to the extent practicable, the number and series of the shares of Voting Securities involved in such Dilutive Event, the nature and timing of the Dilutive Event, a reasonable estimate of the Malone Voting Power after giving effect to such Dilutive Event (for the avoidance of doubt, without giving effect to any Dilutive Event Exchange in respect thereof) and a reasonable estimate of the number of shares of Series C Common Stock (which shall consist of Malone Series C Exchangeable Shares) to be exchanged by Dr. Malone and the Trust collectively in connection with such Dilutive Event.

(b)	Subject to the last sentence of Section 2(c), as promptly as practicable following the latest to occur of (x) the receipt of a Dilutive Event Notice by Dr. Malone, (y) the occurrence of the Dilutive Event, and (z) the receipt of any necessary regulatory approvals required for Dr. Malone and the Company to complete such Dilutive Event Exchange (including pursuant to the HSR Act or any other Competition Law) the Company and Dr. Malone or the Trust shall consummate a Dilutive Event Exchange (the “Dilutive Event Exchange Closing”), and at a location and time agreed to by Dr. Malone and the Company; provided, however, that the conditions set forth in Sections 9, 10 and 11 shall have been satisfied (or waived by the party entitled to the benefit thereof).

(c)	The number of shares of Series C Common Stock which shall be exchanged by Dr. Malone and/or the Trust in the Dilutive Event Exchange shall be an amount equal to the lesser of (x) the number of shares of Series B Common Stock, the beneficial ownership of which by Dr. Malone or the Trust would cause the Malone Voting Power immediately following the consummation and closing of such Dilutive Event Exchange to be as close as possible to being equal to, but without being greater than, the Target Voting Power, and (y) the number of Available Series B Shares at such time. The Company shall determine such number of shares to be exchanged and provide Dr. Malone with notice of the same at least five (5) Business Days prior to the Dilutive Event Exchange Closing (which notice may be included in a Dilutive Event Notice); provided, however, that Dr. Malone may elect to exchange fewer (or no) shares of such Series C Common Stock upon written notice to the Company at least two (2) Business Days prior to the Dilutive Event Exchange Closing.

(d)	At any Dilutive Event Exchange Closing, on the terms and subject to the conditions contained in this Agreement (including after giving effect to any adjustments in accordance with Section 18(d) hereof):

(i)	Dr. Malone and the Trust, as applicable, shall convey, transfer and deliver to the Company their respective number of shares of Series C Common Stock determined in accordance with Section 2(c), free and clear of all Encumbrances other than Permitted Encumbrances;

(ii)	the Company shall issue and/or deliver to Dr. Malone and the Trust, as applicable, such number of shares of Series B Common Stock as is equal to such number of shares of Series C Common Stock delivered by Dr. Malone and the Trust, respectively, and such shares of Series B Common Stock shall be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Encumbrances other than Permitted Encumbrances; and

(iii)	the Company and Dr. Malone and the Trust, as applicable, will duly execute and deliver a cross receipt each acknowledging the receipt of the shares of Common Stock delivered to it in connection therewith (the transactions described in this clause (d) being a “Dilutive Event Exchange”).

3.	Reverse Exchange Upon Accretive Events.

(a)	If the Company proposes to consummate any Accretive Event or receives notice of any occurrence, event or fact that would reasonably be expected to cause, or has caused, an Accretive Event, the Company shall provide prompt written notice to Dr. Malone (an “Accretive Event Notice”), specifying, to the extent practicable, the number and series of the shares of Voting Securities involved in such Accretive Event, the nature and timing of the Accretive Event, a reasonable estimate of the Malone Voting Power after giving effect to such Accretive Event (for the avoidance of doubt, without giving effect to any Reverse Exchange in respect thereof) and a reasonable estimate of the number of Reverse Exchange Shares to be exchanged by Dr. Malone and the Trust collectively in connection with such Accretive Event.

(b)	Within five (5) Business Days after receipt of an Accretive Event Notice by Dr. Malone or on the closing date provided in such Accretive Event Notice, but in any event, to the extent practicable, prior to or concurrently with the consummation of the Accretive Event, Dr. Malone or the Trust and the Company shall consummate a Reverse Exchange (the “Reverse Exchange Closing”) at a location and time agreed to by Dr. Malone and the Company; provided, however, that the conditions set forth in Sections 9, 10 and 11 shall have been satisfied (or waived by the party entitled to the benefit thereof).

(c)	At a Reverse Exchange Closing, on the terms and subject to the conditions contained in this Agreement (including after giving effect to any adjustments in accordance with Section 18(d) hereof):

(i)	Dr. Malone or the Trust shall convey, transfer and deliver to the Company shares of Series B Common Stock in the amount necessary to cause the Malone Voting Power to be as close as possible to being equal to, but without being greater than, the Target Voting Power after giving effect to such Accretive Event and Reverse Exchange Closing (such shares, the “Reverse Exchange Shares”), free and clear of all Encumbrances other than Permitted Encumbrances;

(ii)	the Company shall issue and/or deliver to Dr. Malone and the Trust, as applicable, such number of shares of Series C Common Stock as is equal to such number of Reverse Exchange Shares delivered by Dr. Malone and the Trust, respectively, and such shares shall be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Encumbrances other than Permitted Encumbrances; and

(iii)	the Company and Dr. Malone and the Trust, as applicable, will duly execute and deliver a cross receipt each acknowledging the receipt of the shares of Common Stock delivered to it in connection therewith (the transactions described in this clause (c) being a “Reverse Exchange”).

4.	Exchange Upon Fundamental Events.

(a)	Subject to Sections 4(b) and (c), if the Company proposes to consummate a Fundamental Event, the Company shall elect (with such election to be at the Company’s sole discretion as approved by a Special Committee or a majority of the Independent Directors) that either:

(i)	the Company shall provide for Dr. Malone or the Trust to receive the same per share amount and form of consideration for each Malone Series C Exchangeable Share then outstanding and beneficially owned by Dr. Malone or the Trust as the per share amount and form of consideration to be received by holders of Series B Common Stock in such Fundamental Event, and Dr. Malone or the Trust, as applicable, will waive (or cause to be waived) the right to receive the consideration that otherwise would be received with respect to such Malone Series C Exchangeable Shares; or

(ii)	immediately prior to the consummation of such Fundamental Event, the Company and Dr. Malone shall consummate, and the Company and the Trust shall separately consummate, an exchange whereby (x) the Company shall issue and/or deliver to Dr. Malone and/or the Trust, as applicable, one share of Series B Common Stock for each Malone Series C Exchangeable Share then outstanding and beneficially owned by Dr. Malone or the Trust, respectively, in an aggregate amount not to exceed the Available Series B Shares and (y) Dr. Malone and/or the Trust, as applicable, shall deliver to the Company their respective Malone Series C Exchangeable Shares, which shall result in Dr. Malone and the Trust holding shares of Series B Common Stock (in lieu of such Malone Series C Exchangeable Shares) that are entitled to receive the same per share amount and form of consideration to be received by Dr. Malone and the Trust, respectively, for his or its other shares of Series B Common Stock (a “Fundamental Event Exchange” and the consummation of a Fundamental Event Exchange, a “Fundamental Event Exchange Closing”); provided, however, that the conditions set forth in Sections 9, 10 and 11 shall have been satisfied (or waived by the party entitled to the benefit thereof). At a Fundamental Event Exchange Closing, if applicable, the Company and Dr. Malone and the Trust, as applicable, will duly execute and deliver a cross receipt each acknowledging the receipt of the shares of Common Stock delivered to it in connection therewith.

(b)	If pursuant to the Fundamental Event, the type, form and amount of consideration to be received by holders of Series B Common Stock and Series C Common Stock is identical, then Section 4(a) shall be inapplicable with respect to the Fundamental Event.

(c)	Notwithstanding the discretion afforded to the Company in Section 4(a), if the Company’s election of Section 4(a)(i) over Section 4(a)(ii) (or vice versa) would (x) have a materially more adverse effect from a taxation or regulatory perspective on Dr. Malone or the Trust than the option not so elected and (y) have no material economic, taxation or regulatory benefit to the Company greater than the option not so elected, the Company shall not be entitled to make such election without the prior written consent of Dr. Malone.

5.	Rescission. If the applicable Exchange Event is not consummated either prior to or within ten (10) Business Days following an Exchange Closing,

(a)	the applicable Exchange will be automatically rescinded and treated as if neither the Exchange nor the Exchange Closing had ever occurred (the “Rescission”);

(b)	each of the Company, Dr. Malone and the Trust hereby waives, and none of the Company, Dr. Malone or the Trust shall have, any rights, duties or obligations of any kind (other than rights, duties or obligations to effect the Rescission) in respect of the Exchange to receive or retain, (x) in the case of Dr. Malone and the Trust, (A) following any Dilutive Event Exchange Closing, any shares of Series B Common Stock issued or delivered in connection therewith; (B) following any Reverse Exchange Closing, any shares of Series C Common Stock issued or delivered in connection therewith; and (C) following any Fundamental Event Exchange Closing, any shares of Series B Common Stock issued or delivered in connection therewith (such shares referred to in clauses (A), (B) and (C), collectively the “Malone Rescission Shares”), and, (y) in the case of the Company, (A) following any Dilutive Event Exchange Closing, any shares of Series C Common Stock delivered in connection therewith; (B) following any Reverse Exchange Closing, any Reverse Exchange Shares delivered in connection therewith; and (C) following any Fundamental Event Exchange Closing, any shares of Series C Common Stock delivered in connection therewith (such shares referred to in clauses (A), (B) and (C), collectively the “Company Rescission Shares”); and

(c)	each of the Company, on the one hand, and Dr. Malone and the Trust, on the other hand, will take such actions as are reasonably necessary to effect such Rescission, and each will be deemed, upon the effectiveness of such Rescission, to make appropriate representations and warranties to the other with respect to the valid issuance and conveyance, as applicable, and the lack of any Encumbrances upon the Malone Rescission Shares or the Company Rescission Shares (other than Permitted Encumbrances), as applicable, so as to vest in the other good and valid title to the Malone Rescission Shares or the Company Rescission Shares, as applicable;

provided that in the case of a Reverse Exchange consummated in anticipation of a reasonably expected Accretive Event pursuant to share repurchases by the Company under a 10b5-1 plan or other repurchase arrangements, no Rescission shall be required unless such Accretive Event has not occurred within 90 days following the Reverse Exchange Closing.

6.	Representations.

(a)	Representations of Dr. Malone. Dr. Malone, on behalf of himself individually and as trustee of the Trust, represents and warrants to the Company that:

(i)	as of the date of this Agreement, Dr. Malone beneficially owns the number of shares of each series of Common Stock and shares of Preferred Stock set forth on Exhibit A hereto;

(ii)	(x) as of any Dilutive Event Exchange Closing, Dr. Malone will beneficially own or own of record such number of shares of Series C Common Stock to be delivered and exchanged by Dr. Malone or the Trust at the Dilutive Event Exchange Closing, free and clear of all Encumbrances other than Permitted Encumbrances, (y) as of any Reverse Exchange Closing, Dr. Malone will beneficially own or own of record such number of Shares of Series B Common Stock to be delivered and exchanged by Dr. Malone or the Trust at the Reverse Exchange Closing, free and clear of all Encumbrances other than Permitted Encumbrances, and (z) as of any Fundamental Event Exchange Closing, Dr. Malone will beneficially own or own of record such number of Malone Series C Exchangeable Shares to be delivered and exchanged by Dr. Malone or the Trust at the Fundamental Event Exchange Closing, free and clear of all Encumbrances other than Permitted Encumbrances;

(iii)	upon delivery to the Company of the shares of Series C Common Stock, Reverse Exchange Shares or Malone Series C Exchangeable Shares at the applicable Exchange Closing, in the manner provided in this Agreement, the Company will have good and valid title to such shares of Series C Common Stock, Reverse Exchange Shares or Malone Series C Exchangeable Shares, free and clear of all Encumbrances other than Permitted Encumbrances and Encumbrances created by the Company or any of its Controlled Affiliates;

(iv)	the Trust is a trust duly organized and validly existing under the Laws of the State of Florida and each of Dr. Malone and the Trust have all requisite legal capacity to execute and deliver this Agreement and to perform their obligations under this Agreement, including any Exchange and the other transactions contemplated hereby;

(v)	this Agreement has been duly and validly executed and delivered by Dr. Malone and the Trust and, assuming the due execution and delivery hereof by the Company, is a valid and binding agreement of Dr. Malone and the Trust, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies;

(vi)	the execution, delivery and performance by Dr. Malone and the Trust of this Agreement and the consummation by Dr. Malone or the Trust of any Exchange and the other transactions contemplated hereby requires no action by or in respect of, or filings with, any Governmental Authority other than (x) as may be required by Competition Laws, including the HSR Act, (y) such clearances, consents, approvals, Orders, licenses, authorizations, registrations, declarations, permits, filings and notifications as may be required under applicable securities Laws and (z) any actions or filings under Laws (other than Competition Laws) the absence of which would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the ability of Dr. Malone or the Trust to consummate any Exchange or the other transactions contemplated hereby, or prevent or materially delay the consummation of any Exchange or the other transactions contemplated by this Agreement;

(vii)	the execution and delivery of this Agreement, and the performance by Dr. Malone and the Trust of this Agreement and the consummation by Dr. Malone or the Trust of any Exchange and the other transactions contemplated hereby will not (x) violate any applicable Law, (y) conflict with or constitute a default, breach or violation of (with or without notice or lapse of time, or both) the terms, conditions or provisions of, or result in the acceleration of (or the creation in any Person of any right to cause the acceleration of) any performance of any obligation or any increase in any payment required by, or the termination, suspension, modification, impairment or forfeiture (or the creation in any Person of any right to cause the termination, suspension, modification, impairment or forfeiture) of any contract, agreement or instrument to which Dr. Malone or the Trust is subject, which would prevent Dr. Malone or the Trust from performing any of their obligations hereunder, or (z) require any consent by or approval of or notice to any other Person or entity (other than a Governmental Authority), except, in the case of clauses (x), (y) and (z), as would not have a material adverse effect, individually or in the aggregate, on Dr. Malone’s or the Trust’s ability to consummate any Exchange or the other transactions contemplated hereby, or prevent or materially delay the consummation of any Exchange or the other transactions contemplated by this Agreement; and

(viii)	each of Dr. Malone and the Trust is a sophisticated investor and an accredited investor (as defined in Rule 501(a) of Regulation D of the Securities Act), with sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of any Exchange, and the other transactions contemplated hereby, and each of Dr. Malone and the Trust acknowledges that the offer and sale of any Company Exchange Shares hereunder has not been registered under the Securities Act or any securities Laws of any state and that such Company Exchange Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act.

(b)	Representations of the Company. The Company represents and warrants to Dr. Malone and the Trust that:

(i)	upon issuance and/or delivery to Dr. Malone or the Trust of the Company Exchange Shares at an Exchange Closing in the manner provided in this Agreement, such Company Exchange Shares will be duly authorized, validly issued, fully paid and nonassessable and Dr. Malone or the Trust, as applicable, will have good and valid title to such Company Exchange Shares so delivered, free and clear of all Encumbrances other than Permitted Encumbrances and Encumbrances created by Dr. Malone or any of his Affiliates;

(ii)	the Company is a Delaware corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has full power and authority to execute and deliver this Agreement and to consummate any Exchange and the other transactions contemplated hereby;

(iii)	the execution and delivery of this Agreement by the Company, and performance of this Agreement by the Company, including the consummation of any Exchange and the other transactions contemplated hereby, has been duly authorized by all requisite corporate power;

(iv)	this Agreement has been duly and validly executed and delivered by the Company and, assuming the due execution and delivery hereof by Dr. Malone and the Trust, is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies;

(v)	the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of any Exchange, and the other transactions contemplated hereby requires no action by or in respect of, or filings with, any Governmental Authority, other than (x) as may be required by any Competition Laws, including the HSR Act, (y) such clearances, consents, approvals, Orders, licenses, authorizations, registrations, declarations, permits, filings and notifications as may be required under applicable securities Laws and (z) any actions or filings under Laws (other than Competition Laws) the absence of which would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the ability of the Company to consummate any Exchange or the other transactions contemplated hereby or prevent or materially delay the consummation of any Exchange or the other transactions contemplated by this Agreement; and

(vi)	the execution, delivery and performance by the Company of this Agreement and the consummation of any Exchange and the other transactions contemplated hereby will not (x) violate any applicable Law, (y) conflict with or constitute a default, breach or violation of (with or without notice or lapse of time, or both) the terms, conditions or provisions of, or result in the acceleration of (or the creation in any Person of any right to cause the acceleration of) any performance of any obligation or any increase in any payment required by, or the termination, suspension, modification, impairment or forfeiture (or the creation in any Person of any right to cause the termination, suspension, modification, impairment or forfeiture) of any contract, agreement or instrument to which the Company is subject, including without limitation the Company Charter, the Company Bylaws or similar organization documents of any of the Company’s Controlled Affiliates, which would prevent it from performing any of its obligations hereunder, or (z) require any consent by or approval of or notice to any other Person or entity (other than a Governmental Authority), except, in the case of clauses (x), (y) and (z), as would not have a material adverse effect, individually or in the aggregate, on the Company’s ability to consummate any Exchange and the other transactions contemplated hereby, or prevent or materially delay the consummation of any Exchange and the other transactions contemplated by this Agreement.

7.	Reasonable Best Efforts and Other Covenants.

(a)	The Company, Dr. Malone and the Trust shall cooperate with each other and use their reasonable best efforts to (i) consummate any Exchange and any other transactions contemplated by this Agreement in the manner contemplated by this Agreement and (ii) execute documents reasonably necessary to effect any Exchange and any other transactions contemplated by this Agreement.

(b)	The Company, Dr. Malone and the Trust shall cooperate with each other and shall prepare and file all necessary filings, applications, notices and/or similar instruments or documentation, and use their respective reasonable best efforts to obtain as promptly as practicable all consents, approvals or non-objections, as applicable, of all third parties and Governmental Authorities that, in each case, are required under applicable Law to consummate any Exchange and the other transactions contemplated by this Agreement.

(c)	Dr. Malone (directly or through his executors, administrators, or testamentary trustees) may Transfer the right to receive Available Series B Shares to, and only to, (i) prior to Dr. Malone’s death or incapacity, a Proposed Transferee who prior to such Transfer executes a Successor Exchange Agreement covering all shares of Series B Common Stock then beneficially owned by Dr. Malone (other than the Excluded Shares) and all Available Series B Shares or (ii) following Dr. Malone’s death or incapacity, a Proposed Transferee who, within three months of Dr. Malone’s death or incapacity, executes a Successor Exchange Agreement covering all shares of Series B Common Stock beneficially owned by Dr. Malone (other than the Excluded Shares) immediately prior to his death or incapacity and all Available Series B Shares; provided, that any Available Series B Shares hereunder may be released or exchanged to such a Proposed Transferee only following the execution of a Successor Exchange Agreement on the terms and subject to the conditions of such Successor Exchange Agreement. For the avoidance of doubt, neither Dr. Malone nor the Trust shall Transfer the right to obtain any Available Series B Shares (including through a series of one or more Transfers of Series B Common Stock (including Available Series B Shares issued and/or delivered in a Dilutive Event Exchange) to the same Person or Persons) except to a Proposed Transferee pursuant to a Successor Exchange Agreement, and Available Series B Shares hereunder may be released or exchanged only on the terms and subject to the conditions of this Agreement or a Successor Exchange Agreement. The Company shall negotiate in good faith a Successor Exchange Agreement with each Proposed Transferee to whom Dr. Malone (directly or through his executors, administrators or testamentary trustees) seeks to Transfer Available Series B Shares pursuant to this Section 7(c).

(d)	Dr. Malone shall promptly provide notice to the Company of any acquisition of beneficial ownership of any Voting Securities or any Transfer by Dr. Malone or the Trust of any Voting Securities.

(e)	Unless otherwise determined by a Special Committee or a majority of the Independent Directors, in connection with any Fundamental Event involving (i) a split-off or spin-off or (ii) a combination, consolidation or merger as a result of which the stockholders of the Company are entitled to receive all or substantially all of the Voting Securities of the Surviving Company and, in each case, Dr. Malone would (A) serve as an officer or director of the Surviving Company entitling him to the exemptions provided by Rule 16b-3 promulgated under the Exchange Act if an Exchange were approved by the board of directors of the Surviving Company or a committee of such board of directors composed solely of two or more Non-Employee Directors (as defined in such Rule) and (B) beneficially own 40% or more of the outstanding voting power of Voting Securities of the Surviving Company, Dr. Malone, the Trust and the Company (acting through a Special Committee or the Independent Directors) shall, and shall cause the Surviving Company to, negotiate an exchange agreement with respect to the Surviving Company in substantially the form of this Agreement in order to replicate the benefits and obligations of Dr. Malone, the Trust and the Company as they exist under this Agreement as of the effective time of such Fundamental Event.

(f)	If Dr. Malone no longer serves as an officer or director of the Company such that Rule 16b-3 promulgated under the Exchange Act would not be available to exempt the Exchange transactions hereunder, then neither Dr. Malone nor the Trust shall be required to participate in any Exchange (including, without limitation any Reverse Exchange) that would result in liability under Section 16(b) of the Exchange Act.

8.	Tax Matters.

(a)	Each of the Company, the Trust and Dr. Malone acknowledges and agrees that each Exchange is a transaction intended to qualify, for U.S. federal income tax purposes, as an exchange pursuant to Section 1036(a) of the Code and/or a reorganization under Section 368(a)(1)(E) of the Code, in either case, which is tax-free except to the extent of any consideration received by the Trust or Dr. Malone other than Company Exchange Shares, and except to the extent otherwise required pursuant to a “determination” (within the meaning of Section 1313(a) of the Code) or a change in applicable Tax Law occurring after the date of this Agreement, the Company, the Trust and Dr. Malone agree not to take any position on any Tax Return, or take any position for Tax purposes, that is inconsistent with any Exchange qualifying for U.S. federal income tax purposes as an exchange under Section 1036(a) of the Code and/or a reorganization under Section 368(a)(1)(E) of the Code which is tax-free except to the extent of any consideration received by the Trust or Dr. Malone other than Company Exchange Shares; provided, that in the event of a Rescission, the Company, the Trust and Dr. Malone shall not take any position on any Tax Return, or take any position for Tax purposes, that is inconsistent with an Exchange and any exchange effecting a Rescission (a “Rescission Exchange”) qualifying, for U.S. federal income tax purposes, either (A) to the extent the Exchange and a corresponding Rescission Exchange occur in the same tax year, as disregarded transactions or exchanges under Section 1036(a) of the Code which are disregarded or tax-free, as applicable, except to the extent of any consideration received by the Trust or Dr. Malone other than Company Exchange Shares and Company Rescission Shares, or (B) to the extent the Exchange and the corresponding Rescission Exchange occur in different tax years, as exchanges under Section 1036(a) of the Code which are tax-free except to the extent of any consideration received by the Trust or Dr. Malone other than Company Exchange Shares and Company Rescission Shares. This Agreement shall constitute a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the U.S. Treasury Regulations promulgated under the Code with respect to each Exchange under this Agreement. At each Exchange Closing, Dr. Malone and the Trust shall each provide to the Company a valid executed Internal Revenue Service Form W-9 (or applicable successor form) reasonably satisfactory to the Company with respect to Dr. Malone and the Trust, respectively.

9.	Conditions to Parties’ Obligation to Effect an Exchange. The respective obligations of the Company, Dr. Malone and the Trust to effect any Exchange shall be subject to the satisfaction, by each of Dr. Malone, the Trust and the Company prior to or at the relevant Exchange Closing of the following conditions:

(a)	No Injunctions or Restraints. No Order entered, enacted, promulgated, enforced or issued by any court or other Governmental Authority of competent jurisdiction, shall be in effect that prohibits, renders illegal or enjoins the consummation of such Exchange; and

(b)	Occurrence of Event.

(i)	Dilutive Event. In the case of a Dilutive Event Exchange, the relevant Dilutive Event shall have occurred.

(ii)	Accretive Event. In the case of a Reverse Exchange, the relevant Accretive Event shall have already occurred or be reasonably expected to occur concurrently with or promptly following the Reverse Exchange; provided that in the case of a Reverse Exchange consummated in anticipation of a reasonably expected Accretive Event pursuant to share repurchases under a 10b5-1 plan or other repurchase arrangements, such Accretive Event shall be reasonably expect to occur within 90 days following the Reverse Exchange.

(iii)	Fundamental Event. In the case of a Fundamental Event Exchange, the relevant Fundamental Event shall be reasonably expected to occur immediately following the Fundamental Event Exchange.

10.	Conditions to the Company’s Obligation to Effect an Exchange. The obligation of the Company to effect any Exchange is also subject to the satisfaction, or (to the extent legally permissible) waiver in writing by the Company, prior to or at the relevant Exchange Closing of the following conditions:

(a)	Representations and Warranties. The representations and warranties of Dr. Malone and the Trust set forth in Section 6(a) shall be true and correct in all material respects in each case as of the date of this Agreement and as of the Exchange Closing as though made on and as of the Exchange Closing, except for (x) those representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date, and (y) de minimis inaccuracies;

(b)	Covenants. Dr. Malone and the Trust shall have performed in all material respects all covenants required to be performed by them prior to or at such Exchange Closing; and

(c)	Closing Certificate. Dr. Malone and the Trust shall have delivered to the Company a certificate duly signed by Dr. Malone, individually and as trustee of the Trust, that the conditions set forth in Sections 10(a) and (b) have been satisfied.

11.	Conditions to Dr. Malone’s and the Trust’s Obligation to Effect an Exchange. The obligation of Dr. Malone and the Trust to effect any Exchange is also subject to the satisfaction, or (to the extent legally permissible) waiver in writing by Dr. Malone (individually and as trustee of the Trust), prior to or at the relevant Exchange Closing of the following conditions:

(a)	Representations and Warranties. The representations and warranties of the Company set forth in Section 6(b) shall be true and correct in all material respects in each case as of the date of this Agreement and as of the Exchange Closing as though made on and as of the Exchange Closing, except for (x) those representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date, and (y) de minimis inaccuracies;

(b)	Covenants. The Company shall have performed in all material respects all other covenants required to be performed by it prior to or at such Exchange Closing;

(c)	Section 16b-3. Unless Dr. Malone no longer serves as an officer or director of the Company, the Board or a committee of the Board composed solely of two or more Non-Employee Directors (as defined in Rule 16b-3 promulgated under the Exchange Act) shall have adopted resolutions exempting the Exchange under Rule 16b-3 promulgated under the Exchange Act; and

(d)	Officer’s Certificate. The Company shall have delivered to Dr. Malone and the Trust a certificate duly signed by a duly authorized officer of the Company that the conditions set forth in Sections 11(a), (b) and (c) have been satisfied.

12.	Termination.

(a)	This Agreement will terminate in its entirety and immediately cease to be of any further force and effect (i) pursuant to the mutual consent of each of the parties hereto in a written instrument (in the case of the Company, upon the approval of a Special Committee or a majority of Independent Directors), (ii) upon execution of a Successor Exchange Agreement at a time when Dr. Malone no longer beneficially owns any shares of Series B Common Stock, or (iii) other than in a circumstance where this Agreement is terminated pursuant to Section 12(a)(ii), upon the Malone Voting Power ceasing to constitute at least 20% of the outstanding voting power of the Voting Securities of the Company.

(b)	If this Agreement is terminated in accordance with Section 12(a), this Agreement shall forthwith become null and void and of no effect and the rights and obligations of the parties hereto shall terminate, without liability of any party (or any stockholder, director, officer, employee, consultant, financial advisor, legal counsel, financing source, accountant, insurer or other advisor, agent or representative of such party); provided, that, (i) in the event of a termination as a result of the death of Dr. Malone, the Company’s obligation in the last sentence of Section 7(c) shall survive for three months following such termination and (ii) nothing contained herein shall relieve any party to this Agreement from any liability for damages resulting from (x) fraud or (y) willful material breach by such party prior to such termination, in each case, as determined by a court of competent jurisdiction pursuant to a final and nonappealable judgment. For purposes of this Agreement, “willful material breach” means a material breach of a party’s covenants and agreements set forth in this Agreement that is the consequence of an act or omission by a party with the knowledge that the taking of such act or failure to take such action would be a material breach of such party’s covenants or agreements (provided, that, with respect to the Company, knowledge includes the actual knowledge, after due inquiry, of the senior executive management team of the Company).

(c)	For the avoidance of doubt, upon the termination of this Agreement (other than a termination pursuant to Section 12(a)(ii)), any and all Available Series B Shares, if any, will be immediately and automatically forfeited and cancelled and no Person shall have any right to obtain any Available Series B Shares; provided, however, that upon the termination of this Agreement following the death of Dr. Malone, the executors, administrators or testamentary trustees of Dr. Malone may Transfer the right to receive Available Series B Shares pursuant to, and only pursuant to, Section 7(c) hereof.

13.	Applicable Law. All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or any Exchange and the other transactions contemplated hereby shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to its rules of conflict of Laws.

14.	Jurisdiction. Each of the parties hereto (a) irrevocably and unconditionally consents to submit itself to the sole and exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, or, solely if that court does not have subject matter jurisdiction, the Superior Court of the State of Delaware, or, solely if the subject matter of the Action is one over which exclusive jurisdiction is vested in the courts of the United States of America, a federal court sitting in the State of Delaware (collectively, the “Delaware Courts”) in connection with any dispute, claim, or controversy arising out of or relating to this Agreement, any Exchange, or the other transactions contemplated hereby, (b) waives any objection to the laying of venue of any such litigation in any of the Delaware Courts, (c) agrees not to plead or claim in any such court that such litigation brought therein has been brought in an inconvenient forum and agrees not otherwise to attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court, and (d) agrees that it will not bring any Action in connection with any dispute, claim, or controversy arising out of or relating to this Agreement or any Exchange and the other transactions contemplated hereby, in any court or other tribunal, other than any of the Delaware Courts. All Actions arising out of or relating to this Agreement or any Exchange and the other transactions contemplated hereby shall be heard and determined in the Delaware Courts. Each of the parties hereto hereby irrevocably and unconditionally agrees that service of process in connection with any dispute, claim, or controversy arising out of or relating to this Agreement, any Exchange and the other transactions contemplated hereby may be made upon such party by prepaid certified or registered mail, with a validated proof of mailing receipt constituting evidence of valid service, directed to such party at the address specified in Section 17 hereof. Service made in such manner, to the fullest extent permitted by applicable Law, shall have the same legal force and effect as if served upon such party personally within the State of Delaware. Nothing herein shall be deemed to limit or prohibit service of process by any other manner as may be permitted by applicable Law.

15.	Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY EXCHANGE AND THE OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 15.

16.	Enforcement of this Agreement. The parties acknowledge and agree that irreparable damage would occur and that the parties would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement (without the obligation to post a bond therefor) and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware, this being in addition to any other remedy to which they are entitled at Law or in equity.

17.	Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally or sent via e-mail or (b) on the first (1st) Business Day following the date of dispatch if sent by a nationally recognized overnight courier (providing proof of delivery), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Dr. Malone or the Trust, to:

John C. Malone
c/o Liberty Broadband Corporation
12300 Liberty Boulevard
Englewood, CO 80112
E-Mail: [Separately Provided]

with a copy (which shall not constitute notice) to:

Sherman & Howard L.L.C.
675 Fifteenth Street

Suite 2300

Denver, CO 80202

Attention:	Steven D. Miller
Jeffrey R. Kesselman
E-Mail:	[Separately Provided]
[Separately Provided]

if to the Company, to:

Liberty Broadband Corporation

12300 Liberty Boulevard

Englewood, CO 80112

Attention: Chief Legal Officer

Email:  [Separately Provided]

with a copy (which shall not constitute notice) to:

Baker Botts L.L.P.

2001 Ross Avenue

Suite 900

Dallas, Texas 75201

Attention: Samantha Crispin

Email: [Separately Provided]

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Attention: Jeffrey J. Rosen, Michael A Diz, Emily F. Huang

Email: [Separately Provided]

18.	Miscellaneous.

(a)	Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto (in the case of the Company, acting upon the consent of a Special Committee or a majority of the Independent Directors). Any purported assignment in breach of the foregoing is void ab initio and of no force and effect whatsoever. This Agreement is intended for the benefit of the parties hereto and is not for the benefit of, nor may any provision hereof be enforced by, any other Person; provided, however, that Dr. Malone’s executors, administrators and testamentary trustees may, for three months following Dr. Malone’s death, enforce the last sentence of Section 7(c) hereof.

(b)	This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together will constitute one and the same agreement.

(c)	If, subsequent to the date hereof, further documents are reasonably requested in order to carry out the provisions and purposes of this Agreement, the parties hereto will execute and deliver such further documents.

(d)	When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. When this Agreement contemplates a certain number of securities, as of a particular date, such number of securities (including Available Series B Shares) shall be deemed to be appropriately adjusted (without duplication) to account for stock splits, stock dividends, recapitalizations, combinations of shares or other change affecting the outstanding shares of Common Stock or Voting Securities other than any Fundamental Event subject to Section 4.

(e)	Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by each of parties hereto (in the case of the Company, upon the approval of a Special Committee or a majority of the Independent Directors), and (ii) in the case of a waiver, by the party against whom the waiver is to be effective (in the case of the Company, upon the approval of a Special Committee or a majority of the Independent Directors). No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(f)	If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the benefits anticipated by the parties to this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Exchanges and the other transactions contemplated hereby are fulfilled to the greatest extent possible.

(g)	The parties acknowledge and confirm that each of their respective attorneys have participated jointly in the drafting, review and revision of this Agreement and that it has not been written solely by counsel for one party and that each party has had the benefit of its independent legal counsel’s advice with respect to the terms and provisions hereof and its rights and obligations hereunder. Each party hereto, therefore, stipulates and agrees that the rule of construction to the effect that any ambiguities are to be or may be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor any party against another and that no party shall have the benefit of any legal presumption or the detriment of any burden of proof by reason of any ambiguity or uncertain meaning contained in this Agreement.

(h)	All costs and expenses incurred or to be incurred with this Agreement and the transactions contemplated hereby will be paid by the party incurring such cost or expense, provided, that the Company shall pay (or reimburse Dr. Malone and the Trust) all reasonable out of pocket costs and expenses incurred by Dr. Malone and the Trust, including the reasonable fees, charges, and disbursements of counsel for Dr. Malone and the Trust and any filing fees due for any filing pursuant to any Competition Law, including the HSR Act, in each case, as necessary or in connection with the preparation, negotiation, execution, and consummation of this Agreement and any of the transactions contemplated by this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

JOHN C. MALONE

/s/ John C. Malone

JOHN C. MALONE 1995 REVOCABLE TRUST U/A DTD 3/6/1995

By:	/s/ John C. Malone

Name:	John C. Malone
Title:	Trustee

[Signature page to Exchange Agreement]

LIBERTY BROADBAND CORPORATION

By:	/s/ Renee L. Wilm

Name:	Renee L. Wilm
Title:	Chief Legal Officer and Chief Administrative Officer

[Signature Page to Exchange Agreement]